Exhibit 10.18

ASSUMPTION, AMENDMENT AND RESTATEMENT AGREEMENT

This Assumption, Amendment and Restatement Agreement (this “Agreement”) is made as of September 8, 2022, by and among MariaDB Corporation Ab, a Finnish private limited liability company with business identity code 2344661-1 (“MariaDB”), Mangomill plc, a public limited company incorporated in Ireland with registered number 606330 (the “Company”), Kreos Capital IV (Expert Fund) Limited (“Kreos”) and Mangomill plc, a public limited company incorporated in Ireland with registered number 606330, as warrant agent (the “Warrant Agent”).

WHEREAS, MariaDB and Kreos are parties to that certain Warrant Agreement dated as of December 24, 2014 (the “Kreos Warrant Agreement”) pursuant to which MariaDB has issued to Kreos warrants to subscribe for series B preferred shares of no par value in the capital of MariaDB (the “Kreos Warrants”); and

WHEREAS, all of the Kreos Warrants are governed by the Kreos Warrant Agreement; and WHEREAS, the Kreos Warrants entitle Kreos to subscribe for, in aggregate, up to 835,185 series B preferred shares of no par value (convertible into, in aggregate, 835,185 ordinary shares of no par value in the capital of MariaDB); and

WHEREAS, on January 31, 2022 a Business Combination Agreement (the “Business Combination Agreement”) was entered into by and among Angel Pond Holdings Corporation, a Cayman Islands exempted company, MariaDB, the Company and Meridian MergerSub Inc., a Cayman Islands exempted company and wholly owned subsidiary of the Company; and

WHEREAS, among other matters, subject to the terms and conditions of the Business Combination Agreement and pursuant to Chapter 16, Section 19 of the Finnish Limited Liability Companies Act (624/2006, as amended) and the European Communities (Cross-Border Merger) Regulations 2008 of Ireland, as amended, at the Merger Effective Time (as defined in the Business Combination Agreement) (the “Merger Effective Time”), MariaDB will merge with and into the Company by way of a cross-border merger (the “Merger”) and, by virtue of the Merger, the Company will acquire all the assets and liabilities of MariaDB and MariaDB will be dissolved without going into liquidation, in exchange for the issue to the shareholders of MariaDB of ordinary shares with a nominal value of US$0.01 each in the capital of the Company (“Ordinary Shares”) as merger consideration, with the Company continuing as the surviving entity following the Merger under the new name MariaDB plc; and

WHEREAS, MariaDB, the Company and Kreos have agreed that, with effect from the Merger Effective Time, (i) the Company will assume MariaDB’s rights and obligations under the Kreos Warrant Agreement and the Kreos Warrants (each as amended and restated hereby), (ii) the Kreos Warrant Agreement shall be amended and restated in its entirety by the substitution of the terms set out in the Schedule to this Agreement in replacement, and to the exclusion, of the existing terms of the Kreos Warrant Agreement and (iii) the Kreos Warrants shall be amended and restated to confer rights to subscribe for in aggregate such number of Ordinary Shares equal to the product of 835,185 multiplied by the Exchange Ratio (as defined in the Business Combination Agreement) at a purchase price per share of €0.52204 divided by the Exchange Ratio in replacement, and to the exclusion, of all rights to subscribe for series B preferred shares of no par value in the capital of MariaDB; and

WHEREAS, with effect from the Effective Time, the Company wishes to appoint the Warrant Agent to serve as warrant agent for the Kreos Warrants under the Kreos Warrant Agreement (each as amended and restated hereby); and

WHEREAS, prior to the Effective Time, it is proposed that the Company will change its name to “MariaDB plc”.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Assumption. The Company hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of MariaDB’s liabilities and obligations under the Kreos Warrant Agreement and the Kreos Warrants (each as amended and restated hereby) with effect from the Merger Effective Time.

2. Amendment and Restatement of the Kreos Warrant Agreement. MariaDB and Kreos hereby amend and restate, with effect from the Merger Effective Time, the Kreos Warrant Agreement in its entirety by the substitution of the terms set out in the Schedule to this Agreement in replacement, and to the exclusion, of the existing terms of the Kreos Warrant Instrument, such that, with effect from the Merger Effective Time, the Kreos Warrants (as amended and restated hereby) will be governed by the Kreos Warrant Agreement (as amended and restated hereby). This is the sole remedy of Kreos in the Merger.

3. Amendment and Restatement of the Kreos Warrants. MariaDB and Kreos hereby amend and restate, with effect from the Merger Effective Time, the Kreos Warrants to confer rights to subscribe for in aggregate such number of Ordinary Shares equal to the product of 835,185 multiplied by the Exchange Ratio (as defined in the Business Combination Agreement) at a purchase price per share of €0.52204 divided by the Exchange Ratio in replacement, and to the exclusion, of all rights to subscribe for series B preferred shares of no par value in the capital of MariaDB.

4. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to serve as warrant agent for the Kreos Warrants under the Kreos Warrant Agreement (each as amended and restated hereby), and the Warrant Agent hereby agrees to accept such appointment, in each case with effect from the Merger Effective Date. The Parties confirm that no physical certificates have been issued or received in respect of the Kreos Warrants.

5. Miscellaneous Provisions.

5.1 Effectiveness of this Agreement. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly conditioned on and subject to consummation of the Transactions (as defined in the Business Combination Agreement) and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason prior to consummation of the Transactions.

5.2 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

5.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

5.4 Applicable Law. The validity, interpretation and performance of this Agreement shall be governed in all respects by, and construed in accordance with, Finnish law. The courts of Finland shall have non-exclusive jurisdiction over matters arising out of or in connection with this Agreement. The Helsinki District Court (in Finnish “Helsingin käräjäokeus”) shall be the court of first instance.

5.5 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

5.6 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

5.7 Entire Agreement. This Agreement, the Kreos Warrant Agreement and the Kreos Warrants (each as amended and restated by this Agreement), constitute the entire understanding of the parties and supersede all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MARIADB CORPORATION AB

By:	/s/ Michael Howard
Name: Michael Howard
Title: Chief Executive Officer

MANGOMILL PLC

By:	/s/ Theodore T. Wang
Name: Theodore T. Wang
Title: Principal Executive

KREOS CAPITAL IV (EXPERT FUND) LIMITED

By:	/s/ Mark Collins
Name: Mark Collins
Title: Director

MANGOMILL PLC, as Warrant Agent

By:	/s/ Theodore T. Wang
Name: Theodore T. Wang
Title: Principal Executive

SCHEDULE

AMENDED AND RESTATED WARRANT AGREEMENT

among

MARIADB PLC,

KREOS CAPITAL IV (EXPERT FUND) LIMITED and

MARIADB PLC, as Warrant Agent

THIS AMENDED AND RESTATED WARRANT AGREEMENT (this “Agreement”) is made, effective as of the Merger Effective Time (as defined below), by and among MariaDB plc, a public limited company incorporated in Ireland with registered number 606330 (formerly known as Mangomill plc) (the “Company”), Kreos Capital IV (Expert Fund) Limited (“Kreos”) and the Company, as warrant agent (the “Warrant Agent”).

WHEREAS, MariaDB Corporation Ab, a Finnish private limited company with business identity code 2344661-1 (“MariaDB”) and Kreos were parties to that certain Warrant Agreement dated as of December 24, 2014 (the “Original Kreos Warrant Agreement”), pursuant to which MariaDB issued to Kreos warrants to subscribe for series B preferred shares of no par value in the capital of MariaDB (the “Original Kreos Warrants”); and

WHEREAS, all of the Original Kreos Warrants were governed by the Original Kreos Warrant Agreement; and

WHEREAS, the Original Kreos Warrants entitled Kreos to subscribe for, in aggregate, up to 835,185 series B preferred shares of no par value (convertible into, in aggregate, 835,185 ordinary shares of no par value in the capital of MariaDB); and

WHEREAS, on January 31, 2022 a Business Combination Agreement (the “Business Combination Agreement”) was entered into by and among Angel Pond Holdings Corporation, a Cayman Islands exempted company, MariaDB, the Company and Meridian MergerSub Inc., a Cayman Islands exempted company and wholly owned subsidiary of the Company; and

WHEREAS, among other matters, subject to the terms and conditions of the Business Combination Agreement and pursuant to Chapter 16, Section 19 of the Finnish Limited Liability Companies Act (624/2006, as amended) and the European Communities (Cross-Border Merger) Regulations 2008 of Ireland, as amended, at the Merger Effective Time (as defined in the Business Combination Agreement) (the “Merger Effective Time”), MariaDB merged with and into the Company by way of a cross-border merger (the “Merger”) and, by virtue of the Merger, the Company acquired all the assets and liabilities of MariaDB and MariaDB was dissolved without going into liquidation in exchange for the issue to the shareholders of MariaDB of ordinary shares with a nominal value of US$0.01 each in the capital of the Company (“Ordinary Shares”) as merger consideration, with the Company continuing as the surviving entity following the Merger; and

WHEREAS, pursuant to that certain Assumption, Amendment and Restatement Agreement dated as of September 8, 2022 (the “Assumption Agreement”) entered into by and among MariaDB, the Company, Kreos and the Warrant Agent, with effect from the Merger Effective Time, (i) the Company assumed, and agreed to pay, perform, satisfy and discharge in full, as the same become due, all of MariaDB’s liabilities and obligations under the Original Kreos Warrant Agreement and the Original Kreos Warrants (each as amended and restated by the Assumption Agreement), (ii) the Original Kreos Warrant Agreement was amended and restated in its entirety by the substitution of the terms set out in this Agreement in replacement, and to the exclusion, of the then existing terms of the Original Kreos Warrant Instrument, such that, with effect from the Merger Effective Time, the Original Kreos Warrants (as amended and restated by the Assumption Agreement) are governed by the terms set out in this Agreement and (iii) the Original Kreos Warrants were amended and restated to confer rights to subscribe for in aggregate such number of Ordinary Shares equal to the product of 835,185 multiplied by the Exchange Ratio (as defined in the Business Combination Agreement) at a purchase price per share of €0.52204 divided by the Exchange Ratio in replacement, and to the exclusion, of all rights to subscribe for series B preferred shares of no par value in the capital of MariaDB (the Original Kreos Warrants, as so amended and restated, being the “Warrants” referred to herein) ; and (iv) the Warrant Agent was appointed to serve as warrant agent under this Agreement; and

WHEREAS, the Warrants shall bear the legend set forth in Exhibit A hereto and are subject to adjustment, and the other terms and limitations as described herein; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent and the holder of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2. Warrants.

2.1 Form of Warrant. Each Warrant shall initially be issued in registered form only.

2.2 Effect of Countersignature. If a physical certificate is issued, unless and until countersigned by the Warrant Agent pursuant to this Agreement, such Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3 Registration.

2.3.1. Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

Physical certificates, if issued, shall be signed by, or bear the facsimile signature of, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Secretary or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.3.2. Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on any physical certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4 No Fractional Warrants. The Company shall not issue fractional Warrants. If a holder of Warrants would be entitled to receive a fractional Warrant, the Company shall round down to the nearest whole number the number of Warrants to be issued to such holder.

2.5 Transfer of the Warrants. Save as otherwise agreed in writing between Kreos, the Warrant Agent (acting solely under the direction of Kreos) and the Company, the Warrants may not be transferred, assigned or sold; provided, however, that Warrants held by Kreos or any of its Permitted Transferees (as defined below) may be transferred by the holders thereof:

(a) to any members of Kreos or any affiliates of Kreos; provided, however, that these permitted transferees (the “Permitted Transferees”) must first enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Agreement; and

(b) in the event of the Company’s completion of a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

3. Terms and Exercise of Warrants.

3.1 Warrant Price. Each Warrant (if in certificated form, when countersigned by the Warrant Agent), shall entitle the Registered Holder thereof, subject to the provisions of such

Warrant and of this Agreement, to purchase from the Company (by subscription) one Ordinary Share, at a price of €0.52204 divided by the Exchange Ratio per share, subject to the adjustments provided in Section 4 hereof. The term “Warrant Price” as used in this Agreement shall mean the price per share (including in cash or by payment of Warrants pursuant to a “cashless exercise,” to the extent permitted hereunder) at which Ordinary Shares may be purchased at the time a Warrant is exercised.

3.2 Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date hereof, and terminating on May 16, 2026 (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement. Each outstanding Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m., New York City time, on the Expiration Date. The term “outstanding” as used in this Agreement with respect to any securities shall mean securities that are issued and outstanding.

3.3 Exercise of Warrants.

3.3.1. Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant (if in certificated form, when countersigned by the Warrant Agent) may be exercised by the Registered Holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrant, duly executed, and by paying in full the Warrant Price for each Ordinary Share as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Ordinary Shares and the issuance of such Ordinary Shares, as follows:

(a) in euros, the single currency of participating members of the monetary economic and monetary union as contemplated in the Treaty on European Union, in good certified check or wire payable to the Warrant Agent;

(b) subject to Section 3.3.3 hereof, by surrendering the Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the excess of the “Fair Market Value” (as defined in this subsection 3.3.1(b)) over the exercise price of the Warrants by (y) the Fair Market Value. Solely for purposes of this subsection 3.3.1(b), the “Fair Market Value” shall mean the average last reported sale price of the Ordinary Shares for the ten (10) trading days ending on the third trading day prior to the date on which notice of exercise of the Warrant is sent to the Warrant Agent; or

(c) subject to Section 3.3.3 hereof, on a “cashless basis” as provided in Section 7.4 hereof.

3.3.2. Issuance of Ordinary Shares on Exercise. As soon as practicable after the exercise of any Warrants and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to subsection 3.3.1(a)) or in payment of the aggregate nominal value of the relevant number of Ordinary Shares in accordance with Section 3.3.3 hereof (if payment is pursuant to subsection 3.3.1(b) or (c)), the Company shall issue to the Registered Holder of such Warrants the number of Ordinary Shares to which such Registered Holder is entitled, and shall enter the name of such Registered Holder (or its nominee) in the register of members of the Company, and if any Warrants represented by a book-entry position or countersigned certificate shall not have been exercised in full, a new book-entry position or countersigned certificate, as applicable, for the number of Ordinary Shares as to which such Warrants shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to issue any Ordinary Shares pursuant to the exercise of Warrants and shall have no obligation to settle such Warrants’ exercise unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering the issuance of the Ordinary Shares underlying the Warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations under Section 7.4. No Warrants shall be exercisable and the Company shall not be obligated to issue Ordinary Shares upon exercise of any Warrants unless the Ordinary shares issuable upon such Warrants’ exercise have been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Registered Holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to Warrants, the holder of the Warrants shall not be entitled to exercise such Warrants and such Warrants may have no value and expire worthless. In no event will the Company be required to net cash settle any Warrants. If, by reason of any exercise of Warrants on a “cashless basis”, the holder of any Warrants would be entitled, upon the exercise of such Warrants, to receive a fractional interest in an Ordinary Share, the Company shall round down to the nearest whole number, the number of Ordinary Shares to be issued to such holder.

3.3.3. Payment of Nominal Value of the Ordinary Shares in Cash. Notwithstanding any other provision of this Agreement, the issuance of any Ordinary Shares upon the exercise of Warrants (including, but for this Section 3.3.3, on a “cashless basis” by the surrender of Warrants pursuant to subsections 3.3.1(b) or (c) or Section 7.4 hereof) shall be conditional on the additional payment by the Registered Holder to the Company, by way of subscription, of an amount in cash at least equal to the aggregate nominal value of such Ordinary Shares.

3.3.4. Beneficial Ownership Limitation. Notwithstanding any other provision of this Agreement, save with the consent of the Irish Takeover Panel in accordance with Rule 9 of the Irish Takeover Panel Act, 1997, Takeover Rules 2022 (the “Irish Takeover Rules”), a Registered Holder shall not be permitted to exercise any Warrant and acquire Ordinary Shares to the extent that such exercise and acquisition would result (i) in the Registered Holder and/or any person or persons “acting in concert” (within the meaning of the Irish Takeover Rules) with the Registered Holder holding shares in the capital of the Company representing 30% or more of the voting rights in the Company or (ii) where the Registered Holder and/or any person or persons acting in concert with the

Registered Holder already hold shares representing 30% or more of the voting rights in the Company, in the percentage of the voting rights in the Company held by the Registered Holder and/or any person or persons acting in concert with the Registered Holder, increasing by more than 0.05% within a 12-month period.

3.3.5. Valid Issuance. All Ordinary Shares issued upon the proper exercise of a Warrant in conformity with this Agreement shall (i) be issued, be validly issued, fully paid and non-assessable, (ii) rank pari passu and form one class with the fully paid shares of the same class then in issue, subject to the articles of association of the Company and (iii) entitle the registered holder thereof to receive any dividend or other distribution announced or declared on or after their date of issuance.

4. Adjustments.

4.1 Stock Dividends.

4.1.1. Split-Ups. If after the date hereof, and subject to the provisions of Section 4.8 below, the number of outstanding Ordinary Shares is increased by a capitalization or share dividend payable in Ordinary Shares, or by a split-up of Ordinary Shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Ordinary Shares issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering to holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the “Fair Market Value” (as defined below) shall be deemed a share dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Ordinary Shares paid in such rights offering divided by (y) the Fair Market Value. For purposes of this subsection 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

4.1.2. Other Dividends. If the Company, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Ordinary Shares on account of such Ordinary Shares (or other securities into which the Warrants are convertible), other than as described in subsection 4.1.1 above, then the Company shall at the time of the purchase of Ordinary Shares by Kreos upon exercise of the Warrants make a payment to Kreos, by way of set- off against the Warrant Price or otherwise, of a sum equal to the aggregate amount which Kreos would have received by way of a dividend or other distribution had Kreos subscribed for the number of Ordinary Shares actually purchased prior to each of the relevant record dates for all declarations or payments of dividends or other distributions made from the date of issue of the relevant Warrants up to and including the date of such subscription.

4.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.8 hereof, the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding Ordinary Shares.

4.3 Adjustments in Exercise Price. Whenever the number of Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as provided in subsection 4.1.1 or Section 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of Ordinary Shares so purchasable immediately thereafter.

4.4 New Equity Investment. In the event that prior to the puchase of Ordinary Shares upon the exercise of the Warrants the Company issues or sells any Ordinary Shares, whether directly or indirectly by way of options over such Ordinary Shares or any other debt, equity or other security that are, directly or directly, convertible into or exchagable for Ordinary Shares (the “New Round of Investment”), Kreos has a right, in its absolute discretion, to demand and the Company has, upon such demand, an obligation to execute the change of the terms and conditions of the Warrants so that the subscription price per share shall be the lowest price paid for Ordinary Shares in the relevant New Round of Investment (taking into account, where applicable, the effect of any discount or interest accumulated in relation to the conversion of investor or shareholder loans). Anything herein to the contrary notwithstanding, there shall be no adjustment to the subscription price with respect to any issuance or sale by the Company of: (a) Ordinary Shares issued directly or upon the exercise of options to directors, officers, employees, or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company; or (b) Ordinary Shares, options or convertible securities issued in connection with a transaction in which the Company, directly or indirectly, acquires another business or its tangible or intangible assets.

4.5 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than a change under Section 4.1 or Section 4.2 hereof or that solely affects the nominal value of such Ordinary Shares), or in the case of any merger or consolidation of the Company with or into another entity or conversion of the Company as another entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrants immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of the Ordinary Shares were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Ordinary Shares in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Ordinary Shares under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding Ordinary Shares, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Ordinary Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4; provided further that if less than 70% of the consideration receivable by the holders of the Ordinary Shares in the applicable event is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises the Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the Warrant Price shall be reduced by an amount (in dollars) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) (but in no event less than zero) minus (B) the Black- Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the applicable event based on the Black- Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”). For purposes of calculating such amount, (i) Section 6 of this Agreement shall be taken into account, (ii) the price of each Ordinary Share shall be the volume weighted average price of the Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (iii) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event and (iv) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the Ordinary Shares consists exclusively of cash, the amount of such cash per Ordinary Share, and

(ii) in all other cases, the volume weighted average price of the Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in Ordinary Shares covered by subsection 4.1.1, then such adjustment shall be made pursuant to subsection 4.1.1 or Sections 4.2, 4.3 and this Section 4.5. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the nominal value per share issuable upon exercise of the Warrant.

4.6 Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of Ordinary Shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Ordinary Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, the Company shall give written notice of the occurrence of such event to each holder of Warrants, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.7 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of Ordinary Shares to be issued to such holder.

4.8 Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.9 Other Events. In case any event shall occur affecting the Company as to which none of the provisions of the preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment; provided, however, that under no circumstances shall the Warrants be adjusted pursuant to this Section 4.9 as a result of any issuance of securities in connection with the consummation of the transactions provided for in the Business Combination Agreement. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

4.10 Redemption. Should the Company decide to acquire or redeem its own Ordinary Shares through a privately negotiated transaction, the Company shall offer to repurchase Ordinary Shares underlying the Warrants pro rata based upon the number of Ordinary Shares Kreos would be entitled to receive if the Warrants were exercised for Ordinary Shares immediately prior to such repurchase.

5. Transfer and Exchange of Warrants.

5.1 Registration of Transfer.

5.1.1. General. Subject to Section 5.1.2 hereof, the Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, in the case of certificated warrants, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. In the case of certificated warrants, the Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.1.2. Irish Stamp Duty. The Company may require, as a condition to the registration of any transfer of a Warrant, evidence from the transferor or intended transferee, which is satisfactory to the Company, that any Irish stamp duty liability arising on such transfer has been duly paid (and any instrument of transfer, as the case may be, has been duly stamped for Irish stamp duty purposes) or that the proposed transfer is otherwise exempt from such duty.

5.2 Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange thereof until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.3 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate or book-entry position for a fraction of a Warrant.

5.4 Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5 Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6. [Deliberately left blank.]

7. Other Provisions Relating to Rights of Holders of Warrants.

7.1 No Rights as Shareholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

7.2 Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

7.3 Reservation of Ordinary Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Ordinary Shares that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

7.4 Registration of Ordinary Shares; Cashless Exercise at Company’s Option.

7.4.1. Registration of the Ordinary Shares. The Company agrees that as soon as practicable, but in no event later than thirty (30) Business Days after the date of this Agreement, it shall use its commercially reasonable efforts to file with the Commission a registration statement covering the issuance, under the Securities Act, of the Ordinary Shares issuable upon exercise of the Warrants. The Company shall use its reasonable best efforts to cause the same to become effective within sixty (60) Business Days after the date of this Agreement and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Warrants in accordance with the provisions of this Agreement. If any such registration statement has not been declared effective by the 60th Business Day following the date of this Agreement, holders of the applicable Warrants shall have the right, during the period beginning on the 61st Business Day after the date of this Agreement and ending upon such registration statement being declared effective by the Commission, and during any other period when the Company shall fail to have maintained an effective registration statement covering the Ordinary Shares issuable upon exercise of the applicable Warrants, subject to compliance with Section 3.3.3 hereof, to otherwise exercise such Warrants on a “cashless basis,” by exchanging the Warrants (in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) or another exemption) for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the excess of the “Fair Market Value” (as defined below) over the exercise price of the Warrants by (y) the Fair Market Value. Solely for purposes of this subsection 7.4.1, “Fair Market Value” shall mean the volume weighted average price of the Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the Warrant Agent from the holder of such Warrants or its securities broker or intermediary. The date that notice of a “cashless exercise” is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. Except as provided in subsection 7.4.2, for the avoidance of any doubt, unless and until all of the Warrants have been exercised or have expired, the Company shall continue to be obligated to comply with its registration obligations under the first three sentences of this subsection 7.4.1.

7.4.2. Cashless Exercise at Company’s Option. If the Ordinary shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor rule), the Company may, at its option, subject to compliance with Section 3.3.3 hereof, (i) require holders of the Warrants who exercise the Warrants to otherwise exercise such Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) as described in subsection 7.4.1 and (ii) in the event the Company so elects, the Company shall not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Ordinary Shares issuable upon exercise of the Warrants, notwithstanding anything in this Agreement to the contrary.

8. Concerning the Warrant Agent and Other Matters.

8.1 Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Ordinary Shares upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes or duties (including any Irish stamp duty) in respect of the Warrants or such shares.

8.2 Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1. Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New

York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.2.2. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Ordinary Shares not later than the effective date of any such appointment.

8.2.3. Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3 Fees and Expenses of Warrant Agent.

8.3.1. Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2. Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4 Liability of Warrant Agent.

8.4.1. Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Secretary or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2. Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, out-of-pocket costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

8.4.3. Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Ordinary Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Ordinary Shares shall, when issued, be valid and fully paid and non-assessable.

8.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of Ordinary Shares through the exercise of the Warrants.

9. Miscellaneous Provisions.

9.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2 Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

MariaDB Plc

Address 699 Veterans Blvd

Redwood City, CA 94063

E-mail: legal@mariadb.com

With a copy to:

Perkins Coie LLP

505 Howard Street

Suite 1100

San Francisco, CA 94105

Attention: Edward Wes and Gina Eiben

Email: edwes@perkinscoie.com and geiben@perkinscoie.com

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

MariaDB Plc

Address 699 Veterans Blvd

Redwood City, CA 94063

E-mail: legal@mariadb.com

With a copy to:

Perkins Coie LLP

505 Howard Street

Suite 1100

San Francisco, CA 94105

Attention: Edward Wes and Gina Eiben

Email: edwes@perkinscoie.com and geiben@perkinscoie.com

9.3 Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

9.4 Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

9.5 Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit such holder’s Warrant for inspection by the Warrant Agent.

9.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.7 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8 Amendments. This Agreement may be amended by the Company and the Warrant Agent without the consent of any Registered Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the vote or written consent of the Registered Holders of 65% of the then outstanding Warrants.

9.9 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MARIADB PLC

By:
Name:
Title:

KREOS CAPITAL IV (EXPERT FUND) LIMITED

By:
Name:
Title:

MARIADB PLC, as Warrant Agent

By:
Name:
Title:

[Signature Page - Warrant Agreement]

EXHIBIT A

LEGEND

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD OR TRANSFERRED EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN SECTION 2 OF THE WARRANT AGREEMENT AMONG MARIADB PLC, AN IRISH PUBLIC LIMITED COMPANY, KREOS CAPITAL IV (EXPERT FUND) LIMITED) (WHICH AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS) AND WARRANT AGENT.”

NO. WARRANT